CORPORATE CAPITAL TRUST II N-2/A

Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-199018 on Form N-2 of our report dated August 27, 2015, relating to the statement of assets and liabilities as of August 27, 2015 of Corporate Capital Trust II, appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
August 27, 2015